Filed Pursuant to Rule 424(b)(5)

Registration No. 333-270330

Prospectus Supplement

(To Prospectus dated March 16, 2023)

882,825 Ordinary Shares

Pre-Funded Warrants to Purchase up to 722,311 Ordinary Shares

Up to 722,311 Ordinary Shares underlying such Pre-Funded Warrants

We are offering to an institutional investor, or the Investor, in a registered direct offering, 882,825 ordinary shares, no par value per share, or the Ordinary Shares, at an offering price of $1.24 per Ordinary Share and pre-funded warrants to purchase up to 722,311 Ordinary Shares, or the Pre-Funded Warrants, at an offering price of $1.2399 per Pre-Funded Warrant, through this prospectus supplement and the accompanying prospectus. The Pre-Funded Warrants have an exercise price of $0.0001 per Ordinary Share, are immediately exercisable and may be exercised at any time until exercised in full, subject to the limitation that exercise may not result in the Investor’s beneficial ownership exceeding 9.99% of our outstanding Ordinary Shares. This prospectus supplement and the accompanying prospectus also relate to the Ordinary Shares issuable upon the exercise of the Pre-Funded Warrants sold in this offering.

Our Ordinary Shares are listed on the Nasdaq Capital Market, or Nasdaq, under the symbol “MTEK”. Warrants to purchase Ordinary Shares issued as part of our initial public offering, or the IPO Warrants, are also listed on Nasdaq under the symbol “METKW”. On March 6, 2026, the last reported sale price of our Ordinary Shares and IPO Warrants on Nasdaq was $1.81 per share and $0.239, respectively.

The aggregate market value of our outstanding Ordinary Shares held by non-affiliates as of the date of this prospectus supplement was approximately $10,154,217 based on 8,093,490 Ordinary Shares outstanding, 5,610,065 of which were held by non-affiliates, and a per share price of $1.81 based on the closing sale price of our Ordinary Shares on March 6, 2026. During the prior 12 calendar month period that ends on and includes the date of this prospectus supplement, we did not offer any securities pursuant to General Instruction I.B.5 of Form F-3.

There is no established public trading market for the Pre-Funded Warrants, and we do not expect a market to develop. Without an active trading market, the liquidity of the Pre-Funded Warrants will be limited. In addition, we do not intend to apply for a listing of the Pre-Funded Warrants on any national securities exchange or other nationally recognized trading system.

Investing in any of our securities involves a high degree of risk. See the “Risk Factors” section beginning on page S-3 of this prospectus supplement and page 3 of the accompanying prospectus, as well as our other filings that are incorporated by reference into this prospectus supplement and the accompanying prospectus.

Neither the Securities and Exchange Commission, or the SEC, nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

Delivery of the securities being offered pursuant to this prospectus supplement and the accompanying prospectus is expected to be made on or about March 9, 2026, subject to the satisfaction of certain closing conditions.

This prospectus supplement is dated March 6, 2026

TABLE OF CONTENTS

PROSPECTUS SUPPLEMENT

PROSPECTUS

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus are part of a shelf registration statement that we filed with the U.S. Securities and Exchange Commission, or the SEC, utilizing a “shelf” registration process. This document is in two parts: (i) this prospectus supplement, which describes the specific terms of this offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference herein and (ii) a shelf registration statement on Form F-3 (File No. 333-270330) that the SEC declared effective on March 16, 2023. Generally, when we refer to this prospectus, we are referring to all parts of this document combined. To the extent there is a conflict between the information contained in this prospectus supplement and the information contained in the accompanying prospectus or any document incorporated by reference therein filed prior to the date of this prospectus supplement, you should rely on the information in this prospectus supplement; provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date, for example, a document incorporated by reference in the accompanying prospectus, the statement in the document having the later date modifies or supersedes the earlier statement.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

You should rely only on the information contained in this prospectus supplement or the accompanying prospectus, or incorporated by reference herein. We have not authorized anyone to provide you with information that is different. The information contained in this prospectus supplement or the accompanying prospectus, or incorporated by reference herein or therein, is accurate only as of the respective dates thereof, regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or of any sale of our Ordinary Shares. It is important for you to read and consider all information contained in this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein and therein, in making your investment decision. You should also read and consider the information in the documents to which we have referred you in the sections entitled “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” in this prospectus supplement, and “Incorporation of Certain Information by Reference” in the accompanying prospectus.

We are offering to sell, and seeking offers to buy, the securities offered by this prospectus supplement only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the accompanying prospectus and the offering of the securities offered by this prospectus supplement in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about, and observe any restrictions relating to, the offering of the Ordinary Shares and the distribution of this prospectus supplement and the accompanying prospectus outside the United States. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement and the accompanying prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

In this prospectus, “we,” “us,” “our,” and the “Company” refer to Maris-Tech Ltd, and its wholly owned subsidiary, Maris North America Inc., or Maris U.S., a company incorporated under the laws of Delaware.

All trademarks or trade names referred to in this prospectus supplement and the accompanying prospectus are the property of their respective owners. Solely for convenience, the trademarks and trade names in this prospectus supplement are referred to without the ® and ™ symbols, but such references should not be construed as any indicator that their respective owners will not assert, to the fullest extent under applicable law, their rights thereto. We do not intend the use or display of other companies’ trademarks and trade names to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement and the accompanying prospectus contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and the Private Securities Litigation Reform Act of 1995. Also, documents that we incorporate by reference into this prospectus supplement and the accompanying prospectus, including documents that we subsequently file with the SEC, contain and will contain forward-looking statements. Forward-looking statements are those that predict or describe future events or trends and that do not relate solely to historical matters. You can generally identify forward-looking statements as statements containing the words “may,” “will,” “could,” “should,” “expect,” “anticipate,” “objective,” “goal,” “intend,” “estimate,” “believe,” “project,” “plan,” “assume” or other similar expressions, or negatives of those expressions, although not all forward-looking statements contain these identifying words. All statements contained or incorporated by reference in this prospectus supplement and the accompanying prospectus regarding our objectives, plans and strategies, statements that contain projections of results of operations or of financial condition, expected capital needs and expenses, statements relating to the research, development, completion and use of our products, and all statements (other than statements of historical facts) that address activities, events or developments that we intend, expect, project, believe or anticipate will or may occur in the future.

Important factors that could cause actual results, developments, and business decisions to differ materially from those anticipated in these forward-looking statements include, among other things:

●	our ability to raise capital through the issuance of additional securities;

●	our ability to obtain loans and credit lines from banks;

●	our planned level of revenues and capital expenditures;

●	our belief that our financial position as of June 30, 2025 raises substantial doubt about our ability to fund our operations and satisfy our obligations for the next twelve months without obtaining additional funding;

●	our ability to market and sell our products;

●	our plans to continue to invest in research and development to develop technology for both existing and new products;

●	our plans to collaborate, or statements regarding the ongoing collaborations, with partner companies;

●	our ability to maintain our relationships with suppliers, manufacturers, and other partners;

●	our ability to maintain or protect the validity of our intellectual property;

S-iii

●	our ability to retain key executive members;

●	our ability to internally develop and protect new inventions and intellectual property;

●	our ability to expose and educate the industry about the use of our products;

●	our expectations regarding our tax classifications;

●	how long we will qualify as an emerging growth company or a foreign private issuer;

●	interpretations of current laws and the passage of future laws;

●	general market, political and economic conditions in the countries in which we operate, including those related to regional instability and armed conflict in Israel and other parts of the Middle East; and

●	those factors referred to in “Item 3. Key Information — D. Risk Factors,” “Item 4. Information on the Company,” and “Item 5. Operating and Financial Review and Prospects,” as well as in our Annual Report on Form 20-F for the year ended December 31, 2024, or the Annual Report, generally.

You should not place undue reliance on our forward-looking statements because the matters they describe are subject to certain risks, uncertainties and assumptions, including in many cases decisions or actions by third parties, that are difficult to predict. Our forward-looking statements are based on the information currently available to us and speak only as of the date on the cover of this prospectus, the date of any prospectus supplement, or, in the case of forward-looking statements incorporated by reference, the date of the filing that includes the statement. Over time, our actual results, performance or achievements may differ from those expressed or implied by our forward-looking statements, and such difference might be significant and materially adverse to our security holders. We undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

We have identified some of the important factors that could cause future events to differ from our current expectations and they are described in this prospectus and supplements to this prospectus (if any) under the caption “Risk Factors,” “Use of Proceeds,” and elsewhere in this prospectus as well as in our Annual Report, including without limitation under the captions “Risk Factors” and “Operating and Financial Review and Prospects,” and in other documents that we may file with the SEC, all of which you should review carefully. Please consider our forward-looking statements in light of those risks as you read this prospectus, the documents incorporated by reference herein and any prospectus supplement.

S-iv

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information about us, this offering and information appearing elsewhere in this prospectus supplement, in the accompanying prospectus and in the documents incorporated by reference herein and therein. This summary is not complete and does not contain all the information you should consider before investing in our securities pursuant to this prospectus supplement and the accompanying prospectus. Before making an investment decision, to fully understand this offering and its consequences to you, you should carefully read this entire prospectus supplement and the accompanying prospectus, including “Risk Factors,” the financial statements, and related notes, and the other information incorporated by reference herein and therein.

Overview of Our Company

We are a business-to-business (B2B), provider of video and artificial intelligence, or AI, based edge computing technology, pioneering intelligent video transmission solutions that conquer complex video processing challenges. Our miniature, lightweight, and low-power products deliver high-performance capabilities including raw data processing, seamless transfer, advanced image processing, and AI-driven analytics. Founded by Israeli technology-sector veterans, we serve leading manufacturers worldwide in defense, aerospace, intelligence gathering, homeland security, or HLS, unmanned vehicles and drones, smart city and communication industries as well as governmental agencies and defense-end customers.

For the professional markets, we provide a range of customizable, low-power, miniature solutions that feature enriched video and audio hardware with integrated embedded firmware. We offer original equipment manufacturer (OEM), as well as final products for applications requiring complex and high-performance video and audio processing, streaming, recording, debriefing and analytics functionalities. Our products are mainly designed for unmanned aerial/ground/maritime platforms, miniature drones, observation systems and any other remote video-controlled platforms used for intelligence, surveillance, analysis and investigation. Our products, which are further described below, are already deployed worldwide in unmanned platforms, observation systems, situational awareness, law-enforcement, public-safety, defense, intelligence and other appliances. Our customers include leading electro optical payload, radio frequency (RF), datalink and unmanned platforms manufacturers as well as other large defense, HLS and communication companies.

For the civilian and home security market, we provide both off the shelf and customizable miniature, low power, cloud-based video and audio streaming and recording solutions used for home security, autonomous vehicle and various other applications.

Recent Developments

Note Purchase Agreements and Convertible Promissory Notes

On November 25, 2025, we entered into note purchase agreements with two institutional investors pursuant to which we issued convertible promissory notes in an aggregate principal amount of $2,000,000, or the 2025 Notes. The 2025 Notes do not bear interest and are not repayable in cash. Instead, the outstanding principal amount will be satisfied through the issuance of our Ordinary Shares upon conversion of the 2025 Notes in accordance with their terms. We received gross proceeds of $2,000,000 from the issuance of the 2025 Notes, which we intend to use for working capital and general corporate purposes.

The 2025 Notes are convertible beginning six or twelve months after issuance, depending on the tranche, at a conversion price equal to 70% of the lowest daily volume-weighted average price of our Ordinary Shares during the five consecutive trading days immediately preceding the applicable conversion date, subject to a floor of 80% of the closing price of our Ordinary Shares on the issuance date. Any outstanding principal amount will automatically convert into Ordinary Shares 24 months after issuance, subject to applicable beneficial ownership limitations and Israeli law requirements.

On January 26, 2026, we entered into amendments to the note purchase agreements and the 2025 Notes that reduced the beneficial ownership limitation from 9.99% to 4.99% of our outstanding Ordinary Shares. The amendments also provide that, to the extent any conversion would cause an investor to exceed the beneficial ownership limitation, the applicable portion of the conversion amount will be satisfied through the issuance of pre-funded warrants to purchase Ordinary Shares instead of Ordinary Shares.

Risk Factors

Investing in our securities involves a high degree of risk. You should carefully consider all of the information in this prospectus supplement, the accompanying prospectus, and in the documents incorporated by reference herein and therein prior to investing in our securities. These risks are discussed more fully in the section titled “Risk Factors” herein and in the accompanying prospectus, and in our Annual Report, which is incorporated by reference in this prospectus supplement.

Corporate Information

We are an Israeli corporation based in Rehovot, Israel. We were incorporated in Israel in 2008 under the name “Maris Technologies Marketing Ltd.” On November 4, 2020, we changed our name to “Maris-Tech Ltd.”

Our principal executive offices are located at 2 Yitzhak Modai Street, Rehovot, Israel 7608804. Our telephone number in Israel is 972.72.2424022. Our website address is www.maris-tech.com. The information contained on, or that can be accessed through, our website is not part of this prospectus supplement, the accompanying prospectus or the registration statement of which they form a part. We have included our website address in this prospectus solely as an inactive textual reference.

THE OFFERING

Ordinary Shares offered by us:	882,825 Ordinary Shares

Offering price per Ordinary Share:	$1.24

Pre-Funded Warrants offered by us:

We are also offering Pre-Funded Warrants to purchase up to 722,311 Ordinary Shares to the Investor.

The purchase price of each Pre-Funded Warrant is equal to $1.2399, which is equal to the purchase price per Ordinary Share in this offering less $0.0001, the exercise price of each Pre-Funded Warrant. The Pre-Funded Warrants are immediately exercisable and may be exercised at any time until exercised in full, subject to the Beneficial Ownership Limitation. This offering also relates to the Ordinary Shares issuable upon exercise of the Pre-Funded Warrants sold in this offering.

Ordinary Shares outstanding prior to this offering:	8,093,490 Ordinary Shares

Ordinary Shares to be outstanding after this offering:(1)	8,976,315 Ordinary Shares

Use of proceeds	We estimate the net proceeds to us from this offering will be approximately $2.0 million, after deducting estimated offering expenses payable by us. We currently intend to use the net proceeds from this offering for working capital and general corporate purposes. See “Use of Proceeds.

Risk factors	You should read the “Risk Factors” section beginning on page S-3 of this prospectus supplement and in the documents incorporated by reference into this prospectus supplement and the accompanying prospectus for a discussion of factors to consider before deciding to purchase our securities.

Nasdaq symbols	“MTEK” for the Ordinary Shares and “MTEKW” for the IPO Warrants.

●	920,341 Ordinary Shares issuable upon the exercise of warrants issued to certain investors, advisors and service providers, with exercise prices ranging between $1.06 to $6.1248 per Ordinary Share;

●	an aggregate of 574,090 Ordinary Shares issuable upon the exercise of options issued to our directors, employees and consultants under the Company’s 2021 share option plan, or the 2021 Option Plan, at exercise prices ranging between $1.00 to $3.68;

●	120,715 Ordinary Shares held in treasury;

●	Ordinary Shares issuable upon conversion of the $2.0 million aggregate principal amount of the 2025 Notes, the number of which will depend on the applicable conversion price determined pursuant to the terms of the 2025 Notes;

●	177,143 Ordinary Shares reserved for future issuance under the 2021 Option Plan;

●	722,311 Ordinary Shares issuable upon exercise of the Pre-Funded Warrants being offered hereunder; and

●	4,243,947 Ordinary Shares issuable upon exercise of the IPO Warrants.

(1)	The number of Ordinary Shares to be outstanding immediately after this offering as shown above is based on 8,976,315 Ordinary Shares outstanding as of March 6, 2026 and excludes:

RISK FACTORS

Investing in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should carefully consider the risk factors we describe in this prospectus supplement and in any related free writing prospectus that we may authorize to be provided to you or in any report incorporated by reference into this prospectus supplement, including the Annual Report, or any report of foreign private issuer on Form 6-K that is incorporated by reference into this prospectus supplement. Although we discuss key risks in those risk factor descriptions, additional risks not currently known to us or that we currently deem immaterial also may impair our business. Our subsequent filings with the SEC may contain amended and updated discussions of significant risks. We cannot predict future risks or estimate the extent to which they may affect our financial performance.

Risks Related to This Offering

Management will have broad discretion as to the use of the proceeds from this offering, and we may not use the proceeds effectively.

Our management will have broad discretion in the application of the net proceeds from this offering and could spend the proceeds in ways that do not improve our results of operations or enhance the value of our ordinary shares. Our failure to apply any of the funds from this offering effectively could have a material adverse effect on our business and cause the price of our Ordinary Shares to decline.

You may experience dilution as a result of future equity offerings and other issuances of our Ordinary Shares or other securities. In addition, this offering and future equity offerings and other issuances of our Ordinary Shares or other securities may adversely affect our Ordinary Share price.

In order to raise additional capital, we may in the future offer additional Ordinary Shares or other securities convertible into or exchangeable for our Ordinary Shares at prices that may not be the same as the price per Ordinary Share in this offering. We may sell Ordinary Shares or other securities in any other offering at a price per Ordinary Share that is less than the price per Ordinary Share paid by the Investor in this offering, and investors purchasing Ordinary Shares or other securities in the future could have rights superior to existing shareholders. The price per Ordinary Share at which we sell additional Ordinary Shares, or securities convertible or exchangeable into Ordinary Shares, in future transactions may be higher or lower than the price per Ordinary Share paid by the Investor in this offering. You will incur dilution upon exercise of any outstanding options, warrants or upon the issuance of Ordinary Shares under our share incentive program. In addition, the sale in this offering and any future offerings of a substantial number of our Ordinary Shares or securities convertible into Ordinary Shares in the public market, or the perception that such sales may occur, could adversely affect the price of our Ordinary Shares. We cannot predict the effect, if any, that market sales of those Ordinary Shares or the availability of those Ordinary Shares for sale will have on the market price of our Ordinary Shares. Additionally, the Investor, as well as our existing shareholders, may experience significant dilution due to the sale and issuance of Ordinary Shares at prices below the price at which they invested.

Future issuances or sales, or the potential for future issuances or sales, of our Ordinary Shares may cause the trading price of our Ordinary Shares to decline and could impair our ability to raise capital through subsequent equity offerings.

We have issued a significant number of Ordinary Shares and we may do so in the future. Ordinary Shares to be issued in future equity offerings could cause the market price of our Ordinary Shares to decline and could have an adverse effect on our earnings per Ordinary Share. In addition, future sales of our Ordinary Shares or other securities in the public markets, or the perception that these sales may occur, could cause the market price of our Ordinary Shares to decline, and could materially impair our ability to raise capital through the sale of additional securities.

The market price of our Ordinary Shares could decline due to sales, or the announcements of proposed sales, of a large number of Ordinary Shares in the market, or other sales of Ordinary Shares by our large shareholders, or the perception that these sales could occur. These sales or the perception that these sales could occur could also depress the market price of our Ordinary Shares and impair our ability to raise capital through the sale of additional equity securities or make it more difficult or impossible for us to sell equity securities in the future at a time and price that we deem appropriate. We cannot predict the effect that future sales of Ordinary Shares or other equity-related securities would have on the market price of our Ordinary Shares.

Our amended and restated articles of association authorize our board of directors to, among other things, issue additional Ordinary Shares or securities convertible or exchangeable into Ordinary Shares, without shareholder approval. We may issue such additional Ordinary Shares or convertible securities to raise additional capital. The issuance of any additional Ordinary Shares or convertible securities could be substantially dilutive to our shareholders. Moreover, to the extent that we issue restricted share units, stock appreciation rights, options or warrants to purchase our Ordinary Shares in the future and those stock appreciation rights, options or warrants are exercised, or as the restricted share units settle, our shareholders may experience further dilution. Holders of our Ordinary Shares have no preemptive rights that entitle such holders to purchase their pro rata share of any offering of shares or equivalent securities and, therefore, such sales or offerings could result in increased dilution to our shareholders.

An active trading market for our Ordinary Shares may not be sustained.

Although our Ordinary Shares are listed on Nasdaq, the market for our Ordinary Shares has demonstrated varying levels of trading activity. Furthermore, the current level of trading may not be sustained in the future. The lack of an active market for our Ordinary Shares may impair investors’ ability to sell their shares at the time they wish to sell them or at a price that they consider reasonable, may reduce the fair market value of their shares and may impair our ability to raise capital to continue to fund operations by selling shares and may impair our ability to utilize our shares as consideration in any licensing or other collaboration transactions with third parties.

Our share price may be subject to substantial volatility, and shareholders may lose all or a substantial part of their investment.

Our Ordinary Shares currently trade on Nasdaq. There is limited public float, and trading volume historically has been low and sporadic. As a result, the market price for our Ordinary Shares may not necessarily be a reliable indicator of our fair market value. The price at which our Ordinary Shares trades may fluctuate as a result of a number of factors, including the number of shares available for sale in the market, quarterly variations in our operating results, actual or anticipated announcements of new releases by us or competitors, the gain or loss of sources of revenues, changes in the estimates of our operating performance, market conditions in our industry and the economy as a whole.

Because we do not anticipate paying any cash dividends on our Ordinary Shares in the foreseeable future, capital appreciation, if any, will be your sole source of gain.

We have never paid or declared any cash dividends on our Ordinary Shares. We currently intend to retain earnings, if any, to finance the growth and development of our business and we do not anticipate paying any cash dividends in the foreseeable future. As a result, only appreciation of the price of our Ordinary Shares will provide a return to our shareholders.

Resales of our Ordinary Shares in the public market during this offering by our shareholders may cause the market price of our Ordinary Shares to fall.

Sales of a substantial number of our Ordinary Shares could occur at any time. The issuance of new Ordinary Shares could result in resales of our Ordinary Shares by our current shareholders concerned about the potential ownership dilution of their holdings. In turn, these resales could have the effect of depressing the market price for our Ordinary Shares.

This offering may cause the trading price of our Ordinary Shares to decrease.

The price per Ordinary Share, together with the number of Ordinary Shares we propose to issue and ultimately will issue if this offering is completed, may result in an immediate decrease in the market price of our Ordinary Shares. This decrease may continue after the completion of this offering.

There is no public market for the Pre-Funded Warrants being offered in this offering.

There is no established public trading market for the Pre-Funded Warrants being offered in this offering, and we do not expect a market to develop. In addition, we do not intend to apply to list the Pre-Funded Warrants on any securities exchange or nationally recognized trading system. Without an active market, the liquidity of the Pre-Funded Warrants will be limited.

Holders of our Pre-Funded Warrants will have no rights as shareholders until they acquire our Ordinary Shares.

Until you acquire Ordinary Shares upon exercise of your Pre-Funded Warrants, you will have no rights with respect to our Ordinary Shares issuable upon exercise of your warrants. Upon exercise of your Pre-Funded Warrants, you will be entitled to exercise the rights of a shareholder only as to matters for which the record date occurs after the exercise date.

The Pre-Funded Warrants are speculative in nature.

The Pre-Funded Warrants offered hereby do not confer any rights of Ordinary Shares ownership on their holders, such as voting rights or the right to receive dividends, but rather merely represent the right to acquire Ordinary Shares at a fixed price. Specifically, commencing on the date of issuance, holders of the pre-funded warrants may acquire the Ordinary Shares issuable upon exercise of such warrants at an exercise price of $0.0001 per share. Moreover, following this offering, the market value of the pre-funded warrants will be uncertain, and there can be no assurance that the market value of the pre-funded warrants will equal or exceed their public offering price.

Certain provisions of the Pre-Funded Warrants could discourage an acquisition of us by a third party.

Certain provisions of the pre-funded warrants offered by this prospectus supplement could make it more difficult or expensive for a third party to acquire us. The pre-funded warrants prohibit us from engaging in certain transactions constituting “fundamental transactions” unless, among other things, the surviving entity assumes our obligations under the pre-funded warrants. These and other provisions of the pre-funded warrants offered by this prospectus could prevent or deter a third party from acquiring us even where the acquisition could be beneficial to you.

Risks Related to Our Operations in Israel

Our principal executive offices, most of our research and development activities and other significant operations are located in Israel and, therefore, our results may be adversely affected by political, economic and military instability in Israel, including Israel’s ongoing multi-front conflicts with terrorist groups and regional actors such as Iran.

We are incorporated under Israeli law and our executive offices, corporate headquarters and principal research and development facilities are located in Israel. In addition, most of our officers and directors are residents of Israel. Accordingly, political, economic, military and security conditions in Israel and the surrounding region may directly affect our business. Any conflicts, political instability, terrorism, cyberattacks or other hostilities involving Israel, or the interruption or curtailment of trade between Israel and its present trading partners, could adversely affect our operations. Ongoing or renewed hostilities in the Middle East or other Israeli political or economic factors could harm our operations.

In October 2023, Hamas carried out attacks against Israel that resulted in a large-scale military conflict between Israel and Hamas in the Gaza Strip. Since that time, hostilities in the region have broadened and tensions across multiple fronts have increased, including periodic confrontations along Israel’s northern border with Hezbollah and continued activity by Iran-aligned groups in the region, such as the Houthi movement in Yemen. For example, attacks on commercial vessels in the Red Sea have disrupted certain global shipping routes and could lead to delays or diversions in the transportation of goods.

Regional tensions have also involved direct confrontation between Israel and Iran. In 2024, Iran launched direct attacks on Israel involving drones and missiles, and regional tensions increased as a result. In June 2025, Israel and Iran experienced a limited period of direct confrontation following Israeli strikes on military and nuclear-related infrastructure in Iran. During this period, the United States also conducted air strikes against certain Iranian nuclear facilities, and Iran retaliated against U.S. interests in the region. The confrontation resulted in heightened security conditions and temporary disruptions to transportation and commercial activity, including intermittent closures of Israeli and regional airspace.

More recently, in February 2026, hostilities between Israel and Iran escalated again. In late February 2026, Israel, together with the United States, conducted a major joint military campaign involving air and missile strikes against targets in Iran. These actions triggered a broad Iranian response and contributed to significant regional instability. The situation remains highly fluid, and we are unable to predict when, or on what terms, this escalation will be resolved.

Further escalation, whether involving direct confrontation between Israel and Iran or through regional proxy groups, could result in additional mobilization of reserve personnel, restrictions on movement or commerce, damage to infrastructure, supply chain interruptions, disruptions to global energy markets and heightened cybersecurity threats. Any of the foregoing could materially and adversely affect our operations, financial condition and results of operations, particularly if disruptions are prolonged or recur.

In connection with the ongoing regional conflicts, Israeli military reservists have been called up to perform military service. Two of our employees have been called up as of March 6, 2026. Additional employees may also be called up for service and may be absent for extended periods of time. As a result, our operations could be disrupted by such absences, which in turn could materially and adversely affect our business, prospects, financial condition and results of operations.

In addition, in the past the State of Israel and Israeli companies have been subjected to economic boycotts. Several countries still restrict business with the State of Israel and with Israeli companies. These restrictive laws and policies may have an adverse impact on our operating results, financial condition or the expansion of our business. A campaign of boycotts, divestment and sanctions has also been undertaken against Israel, which could adversely impact our business.

USE OF PROCEEDS

We estimate the net proceeds to us from this offering will be approximately $2.0 million, after deducting estimated offering expenses payable by us. We currently intend to use the net proceeds from this offering for working capital and general corporate purposes.

CAPITALIZATION

The following table sets forth our cash and cash equivalents and our capitalization as of June 30, 2025:

●	on an actual basis;

●	on a pro forma basis to give effect to the issuance of 46,767 Ordinary Shares since June 30, 2025 in connection with the exercise of options granted under the 2021 Option Plan; and

●	on a pro forma as adjusted basis to give effect to the items above and the issuance and sale of 882,825 Ordinary Shares and Pre-Funded Warrants to purchase up to 722,311 Ordinary Shares for aggregate proceeds of approximately $2.0 million, after deducting estimated offering expenses payable by us (and assuming full exercise of the Pre-Funded Warrants).

You should read this table in conjunction with our Unaudited Interim Financial Statements as of June 30, 2025 and “Management’s Discussion and Analysis of Financial Condition and Results of Operations for the Six Months Ended June 30, 2025” attached as Exhibits 99.1 and 99.2, respectively, to our Report of Foreign Private Issuer on Form 6-K, or a Form 6-K, furnished to the SEC on September 26, 2025 and incorporated by reference herein.

U.S. dollars in thousands	As of June 30, 2025 Actual*	As of June 30, 2025 Pro Forma*	As of June 30, 2025 As Adjusted*
Cash and cash equivalents	$2,769,901	$2,817,623	4,792,623
Total Assets	$7,986,799	$8,034,521	10,009,521
Total Liabilities	$4,475,580	$4,475,580	4,475,580
Ordinary Shares, no par value, 100,000,000 authorized, 8,167,438 issued and 8,046,723 outstanding, as of June 30, 2025; 8,214,205 issued and 8,093,490 outstanding, pro forma, 9,819,341 issued and 9,698,626 outstanding, pro forma as adjusted.
Share capital
Treasury shares	(119,536)	$(119,536)	(119,536)
Additional paid in capital	$18,155,064	$18,202,786	20,177,786
Accumulated deficit	$(14,524,309)	$(14,524,309)	(14,524,309)
Total Shareholders’ equity:	$3,511,219	$3,558,941	5,533,941

*	Unaudited

The table above is based on 8,046,723 Ordinary Shares outstanding, as of June 30, 2025. This number excludes:

●	840,341 Ordinary Shares issuable upon the exercise of warrants issued to certain investors, advisors and service providers, with exercise prices ranging between $1.06 to $6.1248 per Ordinary Share;

●	an aggregate of 700,452 Ordinary Shares issuable upon the exercise of options issued to our directors, employees and consultants under our 2021 Option Plan, at exercise prices ranging between $1.00 to $3.68;

●	120,715 Ordinary Shares held in treasury;

●	Ordinary Shares issuable upon conversion of the $2.0 million aggregate principal amount of the 2025 Notes, the number of which will depend on the applicable conversion price determined pursuant to the terms of the 2025 Notes;

●	97,548 Ordinary Shares reserved for future issuance under the 2021 Option Plan; and

●	4,243,947 Ordinary Shares issuable upon the exercise of the IPO Warrants.

DESCRIPTION OF SECURITIES WE ARE OFFERING

We are offering (i) 882,825 Ordinary Shares and (ii) Pre-Funded Warrants to purchase up to 722,311 Ordinary Shares.

Ordinary Shares

The material terms and provisions of our Ordinary Shares are described in the section entitled “Description of Securities– Ordinary Shares” beginning on page 7 of the accompanying prospectus.

Pre-Funded Warrants

The following summary of certain terms and provisions of the Pre-Funded Warrants offered hereby is not complete and is subject to, and qualified in its entirety by, the provisions of the Pre-Funded Warrant, the form of which was filed as an exhibit to a Report of Foreign Private Issuer on Form 6-K furnished to the SEC on March 6, 2026, and incorporated by reference into the registration statement of which this prospectus supplement forms a part. Prospective investors should carefully review the terms and provisions of the form of Pre-Funded Warrant for a complete description of the terms and conditions of the Pre-Funded Warrants.

Duration and Exercise Price

Each Pre-Funded Warrant offered hereby will have an initial exercise price of $0.0001 per share. The Pre-Funded Warrants will be immediately exercisable and may be exercised at any time until the Pre-Funded Warrants are exercised in full. The exercise price and number of Ordinary Shares issuable upon exercise is subject to appropriate adjustment in the event of share dividends, share splits, reorganizations or similar events affecting our Ordinary Shares and the exercise price.

Exercisability

The Pre-Funded Warrants will be exercisable, at the option of each holder, in whole or in part, by delivering a duly executed exercise notice accompanied by payment in full for the number of Ordinary Shares purchased upon such exercise. A holder (together with its affiliates) may not exercise any portion of the Pre-Funded Warrant to the extent that the holder would own more than 9.99% of the outstanding Ordinary Shares immediately after exercise. Upon at least 61 days’ prior notice from the holder to us, the holder may increase or decrease that limitation on ownership of outstanding stock after exercising the holder’s Pre-Funded Warrants, but that percentage may never exceed 9.99%. In addition, the holder may not hold at any time Ordinary Shares that would cause the holder and its affiliates’ holdings together with the holdings of any person acting as a group together with such holder and/or its affiliate to represent 25% or more of the total voting rights in the Company, unless in compliance with the special tender offer rules as provided in sections 328-335 of the Israeli Companies Law 5759-1999 and guidance of the Israel Securities Authority. No fractional Ordinary Shares will be issued upon the exercise of a Pre-Funded Warrant. If, upon exercise, the holder would otherwise be entitled to receive a fractional Ordinary Share, the Company may, at its election, either pay a cash adjustment in respect of such fraction in an amount equal to such fraction multiplied by the exercise price or round up to the next whole Ordinary Share.

Cashless Exercise

A holder may also elect to exercise the Pre-Funded Warrants on a cashless basis, in which case the holder will receive a net number of Ordinary Shares determined pursuant to the formula set forth in the Pre-Funded Warrants.

Fundamental Transaction

In the event of a fundamental transaction, as described in the Pre-Funded Warrants and generally including any reorganization, recapitalization or reclassification of our Ordinary Shares, a merger or consolidation with another entity, the sale, lease, license or other disposition of all or substantially all of our assets, a tender offer or share exchange, or the acquisition of more than 50% of the voting power of our outstanding securities, the holders of the Pre-Funded Warrants will be entitled, upon exercise of the Pre-Funded Warrants, to receive the same kind and amount of securities, cash or other property that such holders would have received had the Pre-Funded Warrants been exercised immediately prior to the consummation of such fundamental transaction. In addition, the surviving or successor entity will assume the obligations under the Pre-Funded Warrants.

Transferability

Subject to applicable laws, a Pre-Funded Warrant may be transferred at the option of the holder upon surrender of the Pre-Funded Warrant to us together with the appropriate instruments of transfer.

Exchange Listing

We do not intend to list the Pre-Funded Warrants on the Nasdaq or any other securities exchange or nationally recognized trading system.

Rights as a Shareholder

Except as otherwise provided in the Pre-Funded Warrants or by virtue of such holder’s ownership, the holders of the Pre-Funded Warrants do not have the rights or privileges of holders of our Ordinary Shares, including any voting rights, until they exercise their Pre-Funded Warrants.

PLAN OF DISTRIBUTION

The terms of this offering were subject to market conditions and negotiations between us and the Investor. We have entered into a securities purchase agreement directly with the Investor who has agreed to purchase our securities in this offering. We will only sell securities in this offering to such Investor.

We will deliver the securities being issued to the Investor upon receipt of the Investor’s funds for the purchase of the securities offered pursuant to this prospectus supplement. We expect to deliver the securities being offered pursuant to this prospectus supplement on or about March 9, 2026.

Expenses

We estimate the total offering expenses of this Offering that will be payable by us will be approximately $25,000 which includes legal, printing and various other fees.

Transfer Agent and Registrar

The transfer agent and registrar for our Ordinary Shares is VStock Transfer, LLC.

Listing

Our Ordinary Shares and the IPO Warrants are listed on Nasdaq under the trading symbol “MTEK” and “MTEKW”, respectively. We do not intend to apply for a listing of the Pre-Funded Warrants issued in this offering on any national securities exchange or other nationally recognized trading system.

LEGAL MATTERS

Certain legal matters with respect to Israeli law and with respect to the validity of the offered securities under Israeli law will be passed upon for us by Sullivan & Worcester Tel Aviv (Har-Even & Co.), Tel Aviv, Israel. Certain legal matters with respect to U.S. law will be passed upon for us by Sullivan & Worcester LLP, New York, New York.

EXPERTS

The financial statements of Maris-Tech at December 31, 2024 and 2023 and for each of the two years in the period ended December 31, 2024 incorporated into this prospectus supplement by reference to the Company’s Annual Report on Form 20-F for the year ended December 31, 2024, have been audited by Kost Forer Gabbay & Kasierer, a member of EY Global, independent registered public accounting firm, as set forth in their report thereon. Such financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The financial statements for the year ended December 31, 2022 incorporated into this prospectus supplement by reference to the Company’s Annual Report on Form 20-F for the year ended December 31, 2024 have been so incorporated in reliance on the report of Kesselman & Kesselman, Certified Public Accountants (Isr.), a member firm of PricewaterhouseCoopers International Limited, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We are an Israeli company and are a “foreign private issuer” as defined in Rule 3b-4 under the Exchange Act. We are subject to the informational requirements of the Exchange Act applicable to foreign private issuers. As a foreign private issuer, prior to March 18, 2026, our officers and directors were exempt from the reporting provisions contained in Section 16 of the Exchange Act, and our principal shareholders continue to be exempt from such provisions. Further, our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act.

In addition, we are not required under the Exchange Act to file annual, quarterly and current reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. However, we file with the SEC, within 120 days after the end of each fiscal year, or such applicable time as required by the SEC, an annual report on Form 20-F containing financial statements audited by an independent registered public accounting firm, and submit to the SEC, on a Report of Foreign Private Issuer on Form 6-K, unaudited interim financial information.

We maintain a corporate website at http://www.maris-tech.com. We will post on our website any materials required to be posted on such website under applicable corporate or securities laws and regulations, including any notices of general meetings of our shareholders.

The SEC also maintains a web site that contains information we file electronically with the SEC, which you can access over the Internet at http://www.sec.gov. Information contained on, or that can be accessed through, our website and other websites listed in this prospectus supplement do not constitute a part of this prospectus supplement. We have included these website addresses in this prospectus solely as inactive textual references.

This prospectus supplement and the accompanying prospectus are part of a registration statement on Form F-3 filed by us with the SEC under the Securities Act. As permitted by the rules and regulations of the SEC, this prospectus supplement and the accompanying prospectus do not contain all the information set forth in the registration statement and the exhibits thereto filed with the SEC. For further information with respect to us and the securities offered hereby, you should refer to the complete registration statement on Form F-3, which may be obtained from the locations described above. Statements contained in this prospectus supplement and the accompanying prospectus, or any documents incorporated by reference herein or therein, about the contents of any contract or other document are not necessarily complete. If we have filed any contract or other document as an exhibit to the registration statement or any other document incorporated by reference in the registration statement, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement regarding a contract or other document is qualified in its entirety by reference to the actual document.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus supplement, which means that we can disclose important information to you by referring you to other documents which we have filed with the SEC. We are incorporating by reference in this prospectus the documents listed below:

●	Our Annual Report on Form 20-F for the year ended December 31, 2024, filed with the SEC on March 28, 2025;

●	Our Reports on Form 6-K filed on March 31, 2025 (with respect to the first paragraph and the sections titled “Financial Highlights”, “Year Ended 2024 Highlights”, “Backlog and Outlook”, and “Forward-Looking Statement disclaimer” in the press release attached as exhibit 99.1 to the Report on Form 6-K); March 31, 2025, April 1, 2025 (with respect to the first two paragraphs and the section titled “Forward-Looking Statement disclaimer” in the press release attached as exhibit 99.1 to the Report on Form 6-K), April 7, 2025, April 8, 2025 (with respect to first three paragraphs and the section titled “Forward-Looking Statement disclaimer” in the press release attached as exhibit 99.1 to the Report on Form 6-K), April 25, 2025 (with respect to the first three paragraphs and the section titled “Forward-Looking Statement disclaimer” in the press release attached as exhibit 99.1 to the Report on Form 6-K), May 2, 2025 (with respect to first three paragraphs and the section titled “Forward-Looking Statement disclaimer” in the press release attached as exhibit 99.1 to the Report on Form 6-K), June 20, 2025 (with respect to first three paragraphs and the section titled “Forward-Looking Statement disclaimer” in the press release attached as exhibit 99.1 to the Report on Form 6-K), June 26, 2025 (with respect to the first two paragraphs and the section titled “Forward-Looking Statement disclaimer” in the press release attached as exhibit 99.1 to the Report on Form 6-K), July 1, 2025 (with respect to the first two paragraphs and the section titled “Forward-Looking Statement disclaimer” in the press release attached as exhibit 99.1 to the Report on Form 6-K), July 10, 2025, July 17, 2025 (with respect to the first three paragraphs and the section titled “Forward-Looking Statement disclaimer” in the press release attached as exhibit 99.1 to the Report on Form 6-K), July 28, 2025 (with respect to the first three paragraphs and the section titled “Forward-Looking Statement disclaimer” in the press release attached as exhibit 99.1 to the Report on Form 6-K), September 26, 2025, September 26, 2025 (with respect to the first four paragraphs and the section titled “Forward-Looking Statement Disclaimer” in the press release attached as exhibit 99.1 to the Report on Form 6-K), October 9, 2025 (with respect to the first two paragraphs and the section titled “Forward-Looking Statement Disclaimer” in the press release attached as exhibit 99.1 to the Report on Form 6-K), October 27, 2025 (with respect to the first two paragraphs and the section titled “Forward-Looking Statement Disclaimer” in the press release attached as exhibit 99.1 to the Report on Form 6-K), November 5, 2025 (with respect to the first two paragraphs and the section titled “Forward-Looking Statement Disclaimer” in the press release attached as exhibit 99.1 to the Report on Form 6-K), November 10, 2025 (with respect to the first five paragraphs and the sections titled “Key Highlights of the Collaboration” and “Forward-Looking Statement Disclaimer” in the press release attached as exhibit 99.1 to the Report on Form 6-K), November 14, 2025 (with respect to the first four paragraphs and the section titled “Forward-Looking Statement Disclaimer” in the press release attached as exhibit 99.1 to the Report on Form 6-K), November 17, 2025 (with respect to the first four paragraphs and the section titled “Forward-Looking Statement Disclaimer” in the press release attached as exhibit 99.1 to the Report on Form 6-K), November 28, 2025, December 23, 2025, January 26, 2026 (with respect to the first, second, fourth and sixth paragraphs and the section titled “Forward-Looking Statement Disclaimer” in the press release attached as exhibit 99.1 to the Report on Form 6-K), January 26, 2026, January 27, 2026 (with respect to the first two paragraphs and the section titled “Forward-Looking Statement Disclaimer” in the press release attached as exhibit 99.1 to the Report on Form 6-K), February 3, 2026 (with respect to the first two paragraphs and the section titled “Forward-Looking Statement Disclaimer” in the press release attached as exhibit 99.1 to the Report on Form 6-K), February 3, 2026, February 12, 2026 (with respect to the first three paragraphs and the section titled “Forward-Looking Statement Disclaimer” in the press release attached as exhibit 99.1 to the Report on Form 6-K), and February 19, 2026 (with respect to the first three paragraphs and the section titled “Forward-Looking Statement Disclaimer” in the press release attached as exhibit 99.1 to the Report on Form 6-K); and

●	the description of our securities contained in our Form 8-A (File No. 001-41260), filed with the SEC on February 1, 2022.

We also incorporate by reference into this prospectus supplement additional documents that we may file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the completion or termination of the Offering, including all such documents we may file with the SEC after the date of this prospectus supplement and prior to the termination of the Offering, but excluding any information deemed furnished and not filed with the SEC. Any statements contained in a previously filed document incorporated by reference into this prospectus supplement is deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement, or in a subsequently filed document also incorporated by reference herein, modifies or supersedes that statement.

As you read the above documents, you may find inconsistencies in information from one document to another. If you find inconsistencies between the documents and this prospectus, you should rely on the statements made in the most recent document. All information appearing in this prospectus is qualified in its entirety by the information and financial statements, including the notes thereto, contained in the documents incorporated by reference herein.

We will provide you without charge, upon your written or oral request, a copy of any of the documents incorporated by reference in this prospectus supplement and accompanying prospectus, other than exhibits to such documents which are not specifically incorporated by reference into such documents. Please direct your written or telephone requests to us at: 2 Yitzhak Modai Street, Rehovot, 7608804, Israel, Attention: Chief Financial Officer., telephone number: (+972) (72) 242-4022.

PROSPECTUS

$100,000,000

Maris-Tech Ltd.

Ordinary Shares

Warrants to purchase Ordinary Shares

Units

We may offer and sell from time to time in one or more offerings up to the aggregate amount of $100,000,000 of our ordinary shares, no par value per share, or the Ordinary Shares, warrants to purchase Ordinary Shares or units comprising a combination of Ordinary Shares and warrants. We refer to the Ordinary Shares, the warrants, the units and the Ordinary Shares issued or issuable upon exercise of the warrants, collectively, as the securities. Each time we sell securities pursuant to this prospectus, we will provide in a supplement to this prospectus the price and any other material terms of any such offering. We may also authorize one or more free writing prospectuses to be provided to you in connection with each offering. Any prospectus supplement and related free writing prospectuses may also add, update or change information contained in the prospectus. You should read this prospectus, any applicable prospectus supplement and related free writing prospectuses, as well as the documents incorporated by reference or deemed incorporated by reference into this prospectus, carefully before you invest in the securities.

Our Ordinary Shares and IPO Warrants are listed on the Nasdaq Capital Market, or Nasdaq, under the symbol “MTEK” and “METKW,” respectively. On March 6, 2023, the last reported sale price of our Ordinary Shares and IPO Warrants on Nasdaq was $1.07 per share and $0.092 per warrant, respectively.

On March 6, 2023, the aggregate market value of our Ordinary Shares held by non-affiliates was approximately $4,981,268, based on 7,999,216 Ordinary Shares outstanding and 4,655,391 shares held by non-affiliates and a per share price of $1.07 based on the closing sale price of our Ordinary Shares on March 6, 2023. We have not offered any securities pursuant to General Instruction I.B.5 on Form F-3 during the prior 12 calendar month period that ends on and includes the date of this prospectus.

We are an emerging growth company, as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act, and are subject to reduced public company reporting requirements.

Investing in the securities involves a high degree of risk. Risks associated with an investment in the securities will be described in any applicable prospectus supplement and are and will be described in certain of our filings with the Securities and Exchange Commission, or SEC, as described in “Risk Factors” beginning on page 3.

The securities may be sold directly by us to investors, through agents designated from time to time or to or through underwriters or dealers, or through a combination of such methods, on a continuous or delayed basis. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus. If any agents or underwriters are involved in the sale of the securities with respect to which this prospectus is being delivered, the names of such agents or underwriters and any applicable fees, commissions, discounts and over-allotment options will be set forth in a prospectus supplement. The price to the public of the securities and the net proceeds that we expect to receive from such sale will also be set forth in a prospectus supplement.

Neither the Securities and Exchange Commission, or the SEC, nor any state or other foreign securities commission has approved nor disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is           , 2023

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form F-3 that we filed with the SEC utilizing a “shelf” registration process. Under this shelf registration process, we may offer and sell from time to time in one or more offerings up to the aggregate amount of $100,000,000 of our Ordinary Shares, warrants or units comprising a combination of Ordinary Shares and warrants. We refer to the Ordinary Shares, the warrants, the units and the Ordinary Shares issued or issuable upon exercise of the warrants, collectively, as the securities.

Each time we sell securities, we will provide you with a prospectus supplement that will describe the specific amounts, prices and terms of such offering. We may also authorize one or more free writing prospectuses to be provided to you in connection with such offering. The prospectus supplement and any related free writing prospectuses may also add, update or change information contained in this prospectus. You should read carefully both this prospectus, the applicable prospectus supplement, the documents incorporated by reference into this prospectus and any related free writing prospectus together with additional information described below under “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” before buying the securities being offered.

This prospectus does not contain all of the information provided in the registration statement that we filed with the SEC. For further information about us or the securities, you should refer to that registration statement, which you can obtain from the SEC as described below under “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

You should rely only on the information contained or incorporated by reference in this prospectus, a prospectus supplement and related free writing prospectuses. Neither we, nor any agent, underwriter or dealer has authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it.

This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this prospectus and the accompanying prospectus supplement or related free writing prospectuses is accurate on any date subsequent to the date set forth on the front of the document or that any information that we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference. Our business, financial condition, results of operations and prospects may have changed since those dates.

For investors outside the United States: We have not done anything that would permit an offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities described herein and the distribution of this prospectus outside the United States.

In this prospectus, “we,” “us,” “our,” the “Company” and “Maris” refer to Maris-Tech Ltd.

All trademarks or trade names referred to in this prospectus are the property of their respective owners. Solely for convenience, the trademarks and trade names in this prospectus are referred to without the ® and ™ symbols, but such references should not be construed as any indicator that their respective owners will not assert, to the fullest extent under applicable law, their rights thereto. We do not intend the use or display of other companies’ trademarks and trade names to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

Our reporting currency and functional currency is the U.S. dollar. Unless otherwise expressly stated or the context otherwise requires, references in this prospectus to “NIS” are to New Israeli Shekels, and references to “dollars” or “$” are to U.S. dollars.

This prospectus includes statistical, market and industry data and forecasts which we obtained from publicly available information and independent industry publications and reports that we believe to be reliable sources. These publicly available industry publications and reports generally state that they obtain their information from sources that they believe to be reliable, but they do not guarantee the accuracy or completeness of the information. Although we believe that these sources are reliable, we have not independently verified the information contained in such publications.

We report our financial statements in accordance with generally accepted accounting principles in the United States, or U.S. GAAP.

ABOUT OUR COMPANY

We are a provider of remote video, audio, telemetry acquisition, distribution and sharing solutions and products, using high-end digital video, audio and wireless communication technologies. We design, develop, manufacture and commercially sell miniature intelligent video and audio surveillance and communication systems, which are offered as products and solutions for the professional as well as the civilian and home security markets. Our products and solutions are sold as off the shelf, standalone and ready to use products, or as customized components that meet our customers’ requirements and integrate into their systems and products. Our customers include companies operating in the drone, robotic, defense, homeland security, or HLS, intelligence gathering, autonomous vehicle and space markets.

For the professional markets, we provide a range of customizable, low-power, miniature and features enriched video and audio hardware with integrated embedded firmware, original equipment manufacturer, or OEM, and final products for applications requiring complex and high- performance video and audio processing, streaming, recording, debriefing and analytics functionalities. Our products are mainly designed for unmanned aerial/ground/maritime platforms, miniature drones, observation systems and any other remote video-controlled platforms used for intelligence, surveillance, analysis and investigation. Our products, which are further described below, are already deployed worldwide in unmanned platforms, observation systems, law-enforcement, public-safety, defense, intelligence and other appliances. Our customers include leading electro optical payload, radio frequency, or RF, datalink and unmanned platforms manufacturers as well as other large defense, HLS and communication companies.

For the civilian/home security market, we provide both off the shelf and customizable miniature, low power, cloud-based video and audio streaming and recording solutions used for home security, autonomous vehicle and various other applications.

Corporate Information

We are an Israeli corporation based in Rehovot, Israel. We were incorporated in Israel in 2008 under the name “Maris Technologies Marketing Ltd.” On November 4, 2020, we changed our name to “Maris-Tech Ltd.”

Our principal executive offices are located at 2 Yitzhak Modai Street, Rehovot, Israel 7608804. Our telephone number in Israel is 972.72.2424022. Our website address is www.maris-tech.com. The information contained on, or that can be accessed through, our website is not part of this prospectus or the registration statement of which it forms a part. We have included our website address in this prospectus solely as an inactive textual reference.

We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended, or the Securities Act, as modified by the JOBS Act. As such, we are eligible to, and intend to, take advantage of certain exemptions from various reporting requirements applicable to other public companies that are not “emerging growth companies” such as not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act. We could remain an “emerging growth company” for up to five years, or until the earliest of (a) the last day of the first fiscal year in which our annual gross revenues exceeds $1.235 billion, (b) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the U.S. Securities Exchange Act of 1934, as amended, or the Exchange Act, which would occur if the market value of our Ordinary Shares that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, or (c) the date on which we have issued more than $1 billion in nonconvertible debt during the preceding three-year period.

We are a foreign private issuer as defined by the rules under the Securities Act and the Exchange Act. Our status as a foreign private issuer also exempts us from compliance with certain laws and regulations of the SEC and certain regulations of Nasdaq, including the proxy rules, the short-swing profits recapture rules, and certain governance requirements such as independent director oversight of the nomination of directors and executive compensation. In addition, we are not required to file annual, quarterly and current reports and financial statements with the SEC as frequently or as promptly as U.S. domestic companies registered under the Exchange Act.

RISK FACTORS

Investing in our securities involves risks. Please carefully consider the risk factors described in our periodic reports filed with the SEC, including those set forth under the caption “Item 3. Key Information - D. Risk Factors” in our Annual Report on Form 20-F for the year ended December 31, 2022 or any updates in our Reports of Foreign Private Issuer on Form 6-K, which are incorporated by reference into this prospectus, together with all of the other information appearing in this prospectus or incorporated by reference into this prospectus and any applicable prospectus supplement, in light of your particular investment objectives and financial circumstances. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial may also impair our business operations. If any of these risks actually occur, our business, financial condition, operating results or cash flows could be materially adversely affected. This could cause the trading price of our securities to decline, and you may lose all or part of your investment. The discussion of risks includes or refers to forward-looking statements; you should read the explanation of the qualifications and limitations on such forward-looking statements discussed elsewhere in this prospectus.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains, and any accompanying prospectus supplement will contain, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and the Private Securities Litigation Reform Act of 1995. Also, documents that we incorporate by reference into this prospectus, including documents that we subsequently file with the SEC, contain and will contain forward-looking statements. Forward-looking statements are those that predict or describe future events or trends and that do not relate solely to historical matters. You can generally identify forward-looking statements as statements containing the words “may,” “will,” “could,” “should,” “expect,” “anticipate” “objective,” “goal,” “intend,” “estimate,” “believe,” “project,” “plan,” “assume” or other similar expressions, or negatives of those expressions, although not all forward-looking statements contain these identifying words. All statements contained or incorporated by reference in this prospectus and any prospectus supplement regarding our objectives, plans and strategies, statements that contain projections of results of operations or of financial condition, expected capital needs and expenses, statements relating to the research, development, completion and use of our products, and all statements (other than statements of historical facts) that address activities, events or developments that we intend, expect, project, believe or anticipate will or may occur in the future.

Important factors that could cause actual results, developments, and business decisions to differ materially from those anticipated in these forward-looking statements include, among other things:

●	our ability to raise capital through the issuance of additional securities;

●	our planned level of revenues and capital expenditures;

●	our belief that our existing cash and cash equivalents as of December 31, 2022, will be sufficient to fund our operations through the next twelve months;

●	our ability to market and sell our products;

●	our plans to continue to invest in research and development to develop technology for both existing and new products;

●	our plans to collaborate, or statements regarding the ongoing collaborations, with partner companies;

●	our ability to maintain our relationships with suppliers, manufacturers, and other partners;

●	our ability to maintain or protect the validity of our European, U.S., and other patents and other intellectual property;

●	our ability to retain key executive members;

●	our ability to internally develop and protect new inventions and intellectual property;

●	our ability to expose and educate the industry about the use of our products;

●	our expectations regarding our tax classifications;

●	how long we will qualify as an emerging growth company or a foreign private issuer;

●	interpretations of current laws and the passages of future laws;

●	the impact of COVID-19 and resulting government actions on us, our manufacturers, suppliers, and facilities; and

●	those factors referred to in “Item 3. Key Information — D. Risk Factors,” “Item 4. Information on the Company,” and “Item 5. Operating and Financial Review and Prospects,” as well as in our Annual Report on Form 20-F for the year ended December 31, 2022 generally.

You should not place undue reliance on our forward-looking statements because the matters they describe are subject to certain risks, uncertainties and assumptions, including in many cases decisions or actions by third parties, that are difficult to predict. Our forward-looking statements are based on the information currently available to us and speak only as of the date on the cover of this prospectus, the date of any prospectus supplement, or, in the case of forward-looking statements incorporated by reference, the date of the filing that includes the statement. Over time, our actual results, performance or achievements may differ from those expressed or implied by our forward-looking statements, and such difference might be significant and materially adverse to our security holders. We undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

We have identified some of the important factors that could cause future events to differ from our current expectations and they are described in this prospectus and supplements to this prospectus (if any) under the caption “Risk Factors,” “Use of Proceeds,” and elsewhere in this prospectus as well as in our Annual Report on Form 20-F for the year ended December 31, 2022, including without limitation under the captions “Risk Factors” and “Operating and Financial Review and Prospects,” and in other documents that we may file with the SEC, all of which you should review carefully. Please consider our forward-looking statements in light of those risks as you read this prospectus, the documents incorporated by reference herein and any prospectus supplement.

CAPITALIZATION

The following table sets forth our cash and cash equivalents and our capitalization as of December 31, 2022.

You should read this table in conjunction with our audited financial statements and notes thereto included in our Annual Report on Form 20-F for the year ended December 31, 2022 filed with the SEC on March 6, 2023, which are incorporated by reference herein.

U.S. dollars in thousands	As of December 31, 2022
Cash and cash equivalents and short-term bank deposits	$9,306,043
Restricted deposits	33,569
Total Liabilities	$3,767,063
Ordinary Shares, no par value per share, 100,000,000 shares authorized and 7,999,216 shares issued and outstanding, as of December 31, 2022
Share capital	-
Additional paid-in capital	17,789,380
Accumulated deficit	(8,192,527)
Total shareholders’ equity	$9,596,853

USE OF PROCEEDS

Unless otherwise indicated in an accompanying prospectus supplement, we intend to use the net proceeds from the sale of our securities in this offering for working capital and general corporate purposes. The amounts and timing of our actual expenditures will depend upon numerous factors, including the timing, scope, progress and results of our research and development efforts, regulatory and competitive environment and other factors that management believes are appropriate. Accordingly, our management will have broad discretion in applying the net proceeds of this offering. Pending application of the net proceeds for the purposes as described above, we may invest the net proceeds in a variety of capital preservation investments, including short-term, interest-bearing securities, and U.S. government securities.

DESCRIPTION OF SECURITIES

The descriptions of the securities contained in this prospectus, together with the applicable prospectus supplements, summarize the material terms and provisions of the various types of securities that we may offer. We will describe in the applicable prospectus supplement relating to any securities the particular terms of the securities offered by that prospectus supplement. If we so indicate in the applicable prospectus supplement, the terms of the securities may differ from the terms we have summarized below.

We may sell from time to time, in one or more offerings, Ordinary Shares, warrants to purchase Ordinary Shares or units comprising a combination of Ordinary Shares and warrants.

The total dollar amount of all securities that we may issue under this prospectus will not exceed $100,000,000. The actual price per share of the Ordinary Shares that we will offer, or per security of the securities that we will offer, pursuant hereto will depend on a number of factors that may be relevant as of the time of offer.

This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.

As of March 6, 2023, our authorized share capital consists of 100,000,000 Ordinary Shares, of which 7,999,216 Ordinary Shares were issued and outstanding as of such date. All of our outstanding Ordinary Shares have been validly issued, fully paid and non-assessable. Our Ordinary Shares are not redeemable and are not subject to any preemptive right. Our Ordinary Shares are listed on the Nasdaq Capital Market under the symbol “MTEK” since February 4, 2022.

As of March 6, 2023, we have issued and outstanding IPO Warrants to purchase an aggregate of 4,244,048 Ordinary Shares, with exercise price of $5.25 per Ordinary Share. The IPO Warrants were issued as part of our initial public offering and are listed on Nasdaq under the symbol “MTEKW” since February 4, 2022.

In addition, as of March 6, 2023, we have issued and outstanding warrants issued to consultants, advisors and the representative of the underwriters in our initial public offering to purchase an aggregate of 1,220,813 Ordinary Shares, with exercise prices ranging between $4.20 to $6.1248 per Ordinary Share.

As of March 6, 2023, we issued options to purchase an aggregate of 234,300 Ordinary Shares to certain employees, directors and consultants, under our 2021 Share Option Plan. Additional 74,200 Ordinary Shares are reserved for future issuance under our 2021 Share Option Plan.

Ordinary Shares

We may issue Ordinary Shares independently or together with any other securities offered by any prospectus supplement and the Ordinary Shares may be attached to or separate from those securities.

The following are summaries of material provisions of our articles of association, or Articles, and the Israeli Companies Law 5759-1999, or the Companies Law, insofar as they relate to the material terms of our Ordinary Shares, and do not purport to be complete.

Directors

Our Board of directors shall direct our policy and shall supervise the performance of our Chief Executive Officer and his actions. Our Board of directors may exercise all powers that are not required under the Companies Law, or under our articles of association to be exercised or taken by our shareholders.

Rights Attached to Ordinary Shares

Our Ordinary Shares shall confer upon the holders thereof:

●	equal right to attend and to vote at all of our general meetings, whether regular or special, with each Ordinary Share entitling the holder thereof, which attend the meeting and participate at the voting, either in person or by a proxy or by a written ballot, to one vote;

●	equal right to participate in distribution of dividends, if any, whether payable in cash or in bonus shares, in distribution of assets or in any other distribution, on a per share pro rata basis; and

●	equal right to participate, upon our dissolution, in the distribution of our assets legally available for distribution, on a per share pro rata basis.

Election of Directors

Pursuant to our articles of association, our directors are elected by the general meeting and, unless appointed for a shorter term, serve in office until the third annual general meeting after the general meeting in which such director was appointed, in which such later annual general meeting the directors will be brought for re-election or replacement.

In each annual general meeting, only one director whose service term lapsed will be deemed retired and brought for re-election, and all other directors whose service term lapsed shall be deemed to have been re-elected for a term until the next annual general meeting. The director to be deemed and to be re-elected is the director that served the longest period since its appointment or last re-election. If more than one director served the longest time, the board of directors will decide which of such directors will be brought for re-election at the relevant general meeting.

Annual and Special Meetings

Under the Israeli law, we are required to hold an annual general meeting of our shareholders once every calendar year, at such time and place which shall be determined by our Board of directors, that must be no later than 15 months after the date of the previous annual general meeting. All meetings other than the annual general meeting of shareholders are referred to as special general meetings. Our Board of directors may call special meetings whenever it sees fit and upon the request of: (a) any two of our directors or such number of directors equal to one quarter of the directors then at office; and/or (b) one or more shareholders holding, in the aggregate, (i) 5% or more of our outstanding issued shares and 1% of our outstanding voting power or (ii) 5% or more of our outstanding voting power.

Subject to the provisions of the Companies Law and the regulations promulgated thereunder, shareholders entitled to participate and vote at general meetings are the shareholders of record on a date to be decided by the board of directors, which may be between four and forty days prior to the date of the meeting. Resolutions regarding the following matters must be passed at a general meeting of our shareholders:

●	amendments to our articles of association;

●	the exercise of our Board of Director’s powers by a general meeting if our Board of directors is unable to exercise its powers and the exercise of any of its powers is required for our proper management;

●	appointment or termination of our auditors;

●	appointment of directors, including external directors (other than with respect to circumstances specified in our articles of association);

●	approval of acts and transactions requiring general meeting approval pursuant to the provisions of the Companies Law (mainly certain related party transactions) and any other applicable law;

●	increases or reductions of our authorized share capital; and

●	a merger (as such term is defined in the Companies Law).

Notices

The Companies Law require that a notice of any annual or special shareholders meeting be provided at least 21 days prior to the meeting, and if the agenda of the meeting includes the appointment or removal of directors, the approval of transactions with office holders or interested or related parties, approval of the company’s general manager to serve as the chairman of the board of directors or an approval of a merger, notice must be provided at least 35 days prior to the meeting.

Quorum

As permitted under the Companies Law, the quorum required for our general meetings consists of at least two shareholders present in person, by proxy, written ballot or voting by means of electronic voting system, who hold or represent between them at least 25% of the total outstanding voting rights. If within half an hour of the time set forth for the general meeting a quorum is not present, the general meeting shall stand adjourned the same day of the following week, at the same hour and in the same place, or to such other date, time and place as prescribed in the notice to the shareholders and in such adjourned meeting, if no quorum is present within half an hour of the time arranged, any number of shareholders participating in the meeting, shall constitute a quorum.

If a special general meeting was summoned following the request of a shareholder, and within half an hour a legal quorum shall not have been formed, the meeting shall be canceled.

Adoption of Resolutions

Our articles of association provide that resolutions amending provisions of the articles of association related to the staggered board of directors and the composition of the board of directors, as well as a resolution to dismiss a director, will require an affirmative vote of 70% of the voting power represented at a general meeting and voting thereon. Other than that, and unless otherwise required under the Companies Law, all resolutions of the Company’s shareholders require a simple majority vote. A shareholder may vote in a general meeting in person, by proxy, by a written ballot.

Changing Rights Attached to Shares

Unless otherwise provided by the terms of the shares and subject to any applicable law, any modification of rights attached to any class of shares must be adopted by the holders of a majority of the shares of that class present a general meeting of the affected class or by a written consent of all the shareholders of the affected class.

The enlargement of an existing class of shares or the issuance of additional shares thereof, shall not be deemed to modify the rights attached to the previously issued shares of such class or of any other class, unless otherwise provided by the terms of the shares.

Limitations on the Right to Own Securities in Our Company

There are no limitations on the right to own our securities in our articles of association. In certain circumstances the IPO Warrants have restrictions upon the exercise of such warrants if such exercise would result in the holders thereof owning more than 4.99% or 9.99% of our Ordinary Shares upon such exercise, as further described below.

Provisions Restricting Change in Control of Our Company

Our articles of association provide for a staggered board of directors, which mechanism may delay, defer or prevent a change of control of the Company’s board of directors. Other than that, there are no specific provisions of our articles of association that would have an effect of delaying, deferring or preventing a change in control of the Company or that would operate only with respect to a merger, acquisition or corporate restructuring involving us. However, as described below, certain provisions of the Companies Law may have such effect.

The Companies Law includes provisions that allow a merger transaction and requires that each company that is a party to the merger have the transaction approved by its board of directors and, unless certain requirements described under the Companies Law are met, a vote of the majority of shareholders, and, in the case of the target company, also a majority vote of each class of its shares. For purposes of the shareholder vote of each party, unless a court rules otherwise, the merger will not be deemed approved if shares representing a majority of the voting power present at the shareholders meeting and which are not held by the other party to the merger (or by any person or group of persons acting in concert who holds 25% or more of the voting power or the right to appoint 25% or more of the directors of the other party) vote against the merger. If, however, the merger involves a merger with a company’s own controlling shareholder or if the controlling shareholder has a personal interest in the merger, then the merger is instead subject to the same special majority approval that governs all extraordinary transactions with controlling shareholders. Upon the request of a creditor of either party to the proposed merger, the court may delay or prevent the merger if it concludes that there exists a reasonable concern that as a result of the merger the surviving company will be unable to satisfy the obligations of any of the parties to the merger, and may further give instructions to secure the rights of creditors. If the transaction would have been approved by the shareholders of a merging company but for the separate approval of each class or the exclusion of the votes of certain shareholders as provided above, a court may still approve the merger upon the petition of holders of at least 25% of the voting rights of a company. For such petition to be granted, the court must find that the merger is fair and reasonable, taking into account the value of the parties to the merger and the consideration offered to the shareholders. In addition, a merger may not be completed unless at least (1) 50 days have passed from the time that the requisite proposals for approval of the merger were filed with the Israeli Registrar of Companies by each merging company and (2) 30 days have passed since the merger was approved by the shareholders of each merging company.

The term “Special Majority” hereof will be defined as described in section 275(a)(3) of the Companies Law as:

●	at least a majority of the shares held by shareholders who are not controlling shareholders and do not have personal interest in the merger (excluding a personal interest that did not result from the shareholder’s relationship with the controlling shareholder) have voted in favor of the proposal (shares held by abstaining shareholders shall not be considered); or

●	the total number of shares voted against the merger, does not exceed 2% of the aggregate voting rights of the company.

The Companies Law also provides that, subject to certain exceptions, an acquisition of shares in an Israeli public company must be made by means of a “special” tender offer if as a result of the acquisition (1) the purchaser would become a holder of 25% or more of the voting rights in the company, unless there is already another holder of at least 25% or more of the voting rights in the company or (2) the purchaser would become a holder of 45% or more of the voting rights in the company, unless there is already a holder of more than 45% of the voting rights in the company. These requirements do not apply if, in general, the acquisition (1) was made in a private placement that received shareholders’ approval, subject to certain conditions, (2) was from a holder of 25% or more of the voting rights in the company which resulted in the acquirer becoming a holder of 25% or more of the voting rights in the company, or (3) was from a holder of more than 45% of the voting rights in the company which resulted in the acquirer becoming a holder of more than 45% of the voting rights in the company. A “special” tender offer must be extended to all shareholders. In general, a “special” tender offer may be consummated only if (1) at least 5% of the voting power attached to the company’s outstanding shares will be acquired by the offeror and (2) the offer is accepted by a majority of the offerees who notified the company of their position in connection with such offer (excluding the offeror, controlling shareholders, holders of 25% or more of the voting rights in the company or anyone on their behalf, or any person having a personal interest in the acceptance of the tender offer). If a special tender offer is accepted, then the purchaser or any person or entity controlling it or under common control with the purchaser or such controlling person or entity may not make a subsequent tender offer for the purchase of shares of the target company and may not enter into a merger with the target company for a period of one year from the date of the offer, unless the purchaser or such person or entity undertook to effect such an offer or merger in the initial special tender offer.

If, as a result of an acquisition of shares, the acquirer will hold more than 90% of an Israeli company’s outstanding shares or of certain class of shares, the acquisition must be made by means of a tender offer for all of the outstanding shares, or for all of the outstanding shares of such class, as applicable. In general, if less than 5% of the outstanding shares, or of applicable class, are not tendered in the tender offer and more than half of the offerees who have no personal interest in the offer tendered their shares, all the shares that the acquirer offered to purchase will be transferred to it by operation of law. However, a tender offer will also be accepted if the shareholders who do not accept the offer hold less than 2% of the issued and outstanding share capital of the company or of the applicable class of shares. Any shareholders that was an offeree in such tender offer, whether such shareholder accepted the tender offer or not, may request, by petition to an Israeli court, (i) appraisal rights in connection with a full tender offer, and (ii) that the fair value should be paid as determined by the court, for a period of six months following the acceptance thereof. However, the acquirer is entitled to stipulate, under certain conditions, that tendering shareholders will forfeit such appraisal rights.

Lastly, Israeli tax law treats some acquisitions, such as stock-for-stock exchanges between an Israeli company and a foreign company, less favorably than U.S. tax laws. For example, Israeli tax law may, under certain circumstances, subject a shareholder who exchanges his Ordinary Shares for shares in another corporation to taxation prior to the sale of the shares received in such stock-for-stock swap.

Changes in Our Capital

The general meeting may, by a simple majority vote of the shareholders attending the general meeting:

●	increase our registered share capital by the creation of new shares from the existing class or a new class, as determined by the general meeting;

●	cancel any registered share capital which have not been taken or agreed to be taken by any person;

●	consolidate and divide all or any of our share capital into shares of larger nominal value than our existing shares;

●	subdivide our existing shares or any of them, our share capital or any of it, into shares of smaller nominal value than is fixed; and

●	reduce our share capital and any fund reserved for capital redemption in any manner, and with and subject to any incident authorized, and consent required, by the Companies Law.

Exclusive Forum

Our articles of association provide that unless the Company consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended, or the Securities Act and that any person or entity purchasing or otherwise acquiring any interest in any security of the Company, shall be deemed to have notice of and consented to this exclusive forum provision.

Staggered Board

Our articles of association provide for a split of the board of directors into three classes with staggered three-year terms. At each annual general meeting of our shareholders, the election or re-election of directors following the expiration of the term of office of the directors of that class of directors will be for a term of office that expires on the third annual general meeting following such election or re-election, such that each year the term of office of only one class of directors will expire. The director whom is to be retired and re-elected shall be the director that served the longest period since its appointment or last re-election or, if more than one director served the longest time, or if a director who is not to be re-elected agrees to be re-elected, the meeting of the board of directors which sets the date and agenda for the annual general meeting (acting by a simple majority) will decide which of such directors will be brought for re-election at the relevant general meeting.

Warrants

We may issue warrants independently or together with any other securities offered by any prospectus supplement and the warrants may be attached to or separate from those securities. We will evidence each series of warrants by warrant certificates that we may issue under a separate agreement or other evidence. Any series of warrants may be issued under a separate warrant agreement, which may be entered into between us and a warrant agent specified in an applicable prospectus supplement relating to a particular series of warrants. Any such warrant agent will act solely as our agent in connection with the warrants of such series and will not assume any obligation or relationship of agency or trust with any of the holders of the warrants. We may also choose to act as our own warrant agent. We will set forth further terms of the warrants and any applicable warrant agreements in the applicable prospectus supplement relating to the issuance of any warrants, including, where applicable, the following:

●	the title of the warrants;

●	the aggregate number of the warrants;

●	exchange distributions and/or secondary distributions;

●	the number of securities purchasable upon exercise of the warrants;

●	the designation and terms of the securities, if any, with which the warrants are issued, and the number of the warrants issued with each such offered security;

●	the date, if any, on and after which the warrants and the related securities will be separately transferable;

●	the price at which, and form of consideration for which, each security purchasable upon exercise of the warrants may be purchased;

●	the date on which the right to exercise the warrants will commence and the date on which the right will expire;

●	if applicable, the date on and after which such warrants and the related securities will be separately transferable;

●	the manner in which the warrants may be exercised, which may include by cashless exercise;

●	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants;

●	the terms of any rights to redeem or call the warrants;

●	any provisions for changes to or adjustments in the exercise price or number of Ordinary Shares issuable upon exercise of the warrants;

●	information with respect to book-entry procedures, if any;

●	if applicable, a discussion of the material Israeli and U.S. income tax considerations applicable to the issuance or exercise of such warrants;

●	the anti-dilution and adjustment of share capital provisions of the warrants, if any;

●	the minimum or maximum amount of the warrants which may be exercised at any one time;

●	any circumstances that will cause the warrants to be deemed to be automatically exercised; and

●	any other material terms of the warrants.

Units

We may issue units comprised of one or more of the other securities that may be offered under this prospectus, in any combination. As specified in the applicable prospectus supplement, we may issue units consisting of our Ordinary Shares, warrants or any combination of such securities. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately at any time, or at any time before a specified date. The applicable prospectus supplement will describe:

●	the terms of the units and of the Ordinary Shares and/or warrants comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

●	a description of the terms of any unit agreement governing the units or any arrangement with an agent that may act on our behalf in connection with the unit offering;

●	a description of the provisions for the payment, settlement, transfer or exchange of the units; and

●	any material provisions of the governing unit agreement that differ from those described above.

The description in the applicable prospectus supplement of any units we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable unit agreement, which will be filed with the SEC if we offer units. For more information on how you can obtain copies of the applicable unit agreement if we offer units, see “Where You Can Find Additional Information.”

PLAN OF DISTRIBUTION

We may sell the securities being offered hereby in one or more of the following methods from time to time:

●	a block trade (which may involve crosses) in which the broker or dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker or dealer as principal and resale by such broker or dealer for its own account pursuant to this prospectus;

●	exchange distributions and/or secondary distributions;

●	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

●	to one or more underwriters for resale to the public or to investors;

●	through agents;

●	in an “at the market offering,” within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise;

●	directly to a purchaser pursuant to what is known as an “equity line of credit” as described below;

●	transactions not involving market makers or established trading markets, including direct sales or privately negotiated transactions; or

●	through a combination of these methods of sale.

The securities that we distribute by any of these methods may be sold, in one or more transactions, at:

●	a fixed price or prices, which may be changed;

●	market prices prevailing at the time of sale;

●	prices related to prevailing market prices; or

●	negotiated prices.

We will set forth in a prospectus supplement the terms of the offering of securities, including:

●	the name or names of any agents, dealers or underwriters;

●	the purchase price of the securities being offered and the proceeds we will receive from the sale;

●	any over-allotment options under which underwriters may purchase additional securities from us;

●	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

●	the public offering price;

●	any discounts or concessions allowed or re-allowed or paid to dealers; and

●	any securities exchanges or markets on which such securities may be listed.

If underwriters are used in the sale, they will acquire the securities for their own account and may resell the securities from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement, other than securities covered by any over-allotment option. Any public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may change from time to time. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement, naming the underwriter, the nature of any such relationship.

We may sell securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment.

We may also sell securities directly to one or more purchasers without using underwriters or agents.

Underwriters, dealers and agents that participate in the distribution of the securities may be underwriters as defined in the Securities Act and any discounts or commissions they receive from us and any profit on their resale of the securities may be treated as underwriting discounts and commissions under the Securities Act. We will identify in the applicable prospectus supplement any underwriters, dealers or agents and will describe their compensation. We may have agreements with the underwriters, dealers and agents to indemnify them against specified civil liabilities, including liabilities under the Securities Act. Underwriters, dealers and agents may engage in transactions with or perform services for us in the ordinary course of their businesses.

In connection with an offering, an underwriter may purchase and sell securities in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of securities than they are required to purchase in the offering.

Accordingly, to cover these short sales positions or to otherwise stabilize or maintain the price of the securities, the underwriters may bid for or purchase securities in the open market and may impose penalty bids. If penalty bids are imposed, selling concessions allowed to syndicate members or other broker-dealers participating in the offering are reclaimed if securities previously distributed in the offering are repurchased, whether in connection with stabilization transactions or otherwise. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. The impositions of a penalty bid may also affect the price of the securities to the extent that it discourages resale of the securities. The magnitude or effect of any stabilization or other transactions is uncertain. These transactions may be effected on Nasdaq or otherwise and, if commenced, may be discontinued at any time.

EXPENSES

We are paying all of the expenses of the registration of our securities under the Securities Act, including, to the extent applicable, registration and filing fees, printing fees and expenses and the legal fees of our counsel. We estimate these expenses to be approximately $24,520 which at the present time include the following categories of expenses:

SEC registration fee	$11,020
Printer fees and expenses	$1,500
Legal fees and expenses	$12,000
Total	$24,520

In addition, we anticipate incurring additional expenses in the future in connection with the offering of our securities pursuant to this prospectus. Any such additional expenses will be disclosed in a prospectus supplement.

LEGAL MATTERS

Certain legal matters concerning this offering will be passed upon for us by Sullivan & Worcester LLP, New York, New York. Certain legal matters with respect to the legality of the issuance of the securities offered by this prospectus and other legal matters concerning this offering relating to Israeli law will be passed upon for us by Sullivan & Worcester Tel Aviv (Har-Even & Co.), Tel Aviv, Israel.

EXPERTS

The financial statements incorporated in this prospectus by reference to our Annual Report on Form 20-F for the year ended December 31, 2022 have been so incorporated in reliance on the report of Kesselman & Kesselman, Certified Public Accountants (Isr.) a member firm of PricewaterhouseCoopers International Limited, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated under the laws of the State of Israel. Service of process upon us and upon our directors and officers and the Israeli experts named in the registration statement of which this prospectus forms a part, a substantial majority of whom reside outside of the United States, may be difficult to obtain within the United States. Furthermore, because substantially all of our assets and a substantial of our directors and officers are located outside of the United States, any judgment obtained in the United States against us or any of our directors and officers may not be collectible within the United States.

We have irrevocably appointed Puglisi & Associates as our agent to receive service of process in any action against us in any U.S. federal or state court arising out of this offering or any purchase or sale of securities in connection with this offering. The address of our agent is 850 Library Avenue Newark, Delaware 19711.

We have been informed by our legal counsel in Israel, Sullivan & Worcester Tel Aviv (Har-Even & Co.), that it may be difficult to assert U.S. securities law claims in original actions instituted in Israel. Israeli courts may refuse to hear a claim based on a violation of U.S. securities laws because Israel is not the most appropriate forum to bring such a claim. In addition, even if an Israeli court agrees to hear a claim, it may determine that Israeli law and not U.S. law is applicable to the claim. If U.S. law is found to be applicable, the content of applicable U.S. law must be proved as a fact which can be a time-consuming and costly process. Certain matters of procedure will also be governed by Israeli law.

Subject to specified time limitations and legal procedures, Israeli courts may enforce a U.S. judgment in a civil matter which, subject to certain exceptions, is non-appealable, including judgments based upon the civil liability provisions of the Securities Act and the Exchange Act and including a monetary or compensatory judgment in a non-civil matter, provided that among other things:

●	the judgment is obtained after due process before a court of competent jurisdiction, according to the laws of the state in which the judgment is given and the rules of private international law currently prevailing in Israel;

●	the judgment is final and is not subject to any right of appeal;

●	the prevailing law of the foreign state in which the judgment was rendered allows for the enforcement of judgments of Israeli courts;

●	adequate service of process has been effected and the defendant has had a reasonable opportunity to be heard and to present his or her evidence;

●	the liabilities under the judgment are enforceable according to the laws of the State of Israel and the judgment and the enforcement of the civil liabilities set forth in the judgment is not contrary to the law or public policy in Israel nor likely to impair the security or sovereignty of Israel;

●	the judgment was not obtained by fraud and does not conflict with any other valid judgments in the same matter between the same parties;

●	an action between the same parties in the same matter is not pending in any Israeli court at the time the lawsuit is instituted in the foreign court; and

●	the judgment is enforceable according to the laws of Israel and according to the law of the foreign state in which the relief was granted.

If a foreign judgment is enforced by an Israeli court, it generally will be payable in Israeli currency, which can then be converted into non-Israeli currency and transferred out of Israel. The usual practice in an action before an Israeli court to recover an amount in a non-Israeli currency is for the Israeli court to issue a judgment for the equivalent amount in Israeli currency at the rate of exchange in force on the date of the judgment, but the judgment debtor may make payment in foreign currency. Pending collection, the amount of the judgment of an Israeli court stated in Israeli currency ordinarily will be linked to the Israeli consumer price index plus interest at the annual statutory rate set by Israeli regulations prevailing at the time. Judgment creditors must bear the risk of unfavorable exchange rates.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus and information we file later with the SEC will automatically update and supersede this information. The information incorporated by reference is considered to be part of this prospectus and information we file later with the SEC will automatically update and supersede this information. The documents we are incorporating by reference as of their respective dates of filing are:

●	Our Annual Report on Form 20-F for the year ended December 31, 2022, filed with the SEC on March 6, 2023;

●	Our Reports of Foreign Private Issuer on Form 6-K filed on January 11, 2023 (with respect to the first three, the fifth and sixth paragraphs and the section titled “Forward-Looking Statement” in the press release attached as Exhibit 99.1 to the Form 6-K), January 13, 2023 (with respect to the first three paragraphs and the section titled “Forward-Looking Statement” in the press release attached as Exhibit 99.1 to the Form 6-K) , January 20, 2023 (with respect to the press release attached as Exhibit 99.1 to the Form 6-K), February 3, 2023 (with respect to the first two paragraphs and the section titled “Forward-Looking Statement” in the press release attached as Exhibit 99.1 to the Form 6-K), February 22, 2023 (with respect to the first three paragraphs and the section titled “Forward-Looking Statement” in the press release attached as Exhibit 99.1 to the Form 6-K), March 2, 2023, March 3, 2023, March 6, 2023 and March 6, 2023 (with respect to the first five paragraphs and the sections titled “Year Ended 2022 and Recent Highlights,” “IPO and Share Repurchase Plan” and “Forward-Looking Statements” in the press release attached as Exhibit 99.1 to the Form 6-K); and

●	the description of our securities contained in our Form 8-A (File No. 001-41260), filed with the SEC on February 1, 2022.

All subsequent Annual Reports on Form 20-F filed by us pursuant to the Exchange Act prior to the termination of the offering shall be deemed to be incorporated by reference to this prospectus and to be a part hereof from the date of filing of such documents. We may also incorporate part or all of any Report on Form 6-K subsequently submitted by us to the SEC prior to the termination of the offering by identifying in such Forms 6-K that they, or certain parts of their contents, are being incorporated by reference herein, and any Forms 6-K so identified shall be deemed to be incorporated by reference in this prospectus and to be a part hereof from the date of submission of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. The information we incorporate by reference is an important part of this prospectus, and later information that we file with the SEC will automatically update and supersede the information contained in this prospectus.

We will provide you without charge, upon your written or oral request, a copy of any of the documents incorporated by reference in this prospectus, other than exhibits to such documents which are not specifically incorporated by reference into such documents. Please direct your written or telephone requests to us at: 2 Yitzhak Modai Street, Rehovot, 7608804, Israel, Attention: Chief Financial Officer.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We are an Israeli company and are a “foreign private issuer” as defined in Rule 3b-4 under the Exchange Act. As a foreign private issuer, we are exempt from the rules under the Exchange Act related to the furnishing and content of proxy statements, and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act.

In addition, we are not required under the Exchange Act to file annual, quarterly and current reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. However, we file with the SEC, within 120 days after the end of each fiscal year, or such applicable time as required by the SEC, an annual report on Form 20-F containing financial statements audited by an independent registered public accounting firm, and submit to the SEC, on a Form 6-K, unaudited interim financial information.

We maintain a corporate website at http://www.maris-tech.com. We will post on our website any materials required to be so posted on such website under applicable corporate or securities laws and regulations, including any notices of general meetings of our shareholders.

The SEC also maintains a web site that contains information we file electronically with the SEC, which you can access over the Internet at http://www.sec.gov. Information contained on, or that can be accessed through, our website and other websites listed in this prospectus do not constitute a part of this prospectus. We have included these website addresses in this prospectus solely as inactive textual references.

This prospectus is part of a registration statement on Form F-3 filed by us with the SEC under the Securities Act. As permitted by the rules and regulations of the SEC, this prospectus does not contain all the information set forth in the registration statement and the exhibits thereto filed with the SEC. For further information with respect to us and the securities offered hereby, you should refer to the complete registration statement on Form F-3, which may be obtained from the locations described above. Statements contained in this prospectus or in any prospectus supplement about the contents of any contract or other document are not necessarily complete. If we have filed any contract or other document as an exhibit to the registration statement or any other document incorporated by reference in the registration statement, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement regarding a contract or other document is qualified in its entirety by reference to the actual document.

882,825 Ordinary Shares

Pre-Funded Warrants to Purchase up to 722,311 Ordinary Shares

Up to 722,311 Ordinary Shares underlying such Pre-Funded Warrants

PROSPECTUS SUPPLEMENT

The date of this prospectus supplement is March 6, 2026